Exhibit 99.02
Southern Company
Financial Highlights
(In Millions of Dollars Except Earnings Per Share)

	Three Months Ended June		Year-to-Date June
	2010	2009	2010	2009
Consolidated Earnings–As Reported
(See Notes)
Traditional Operating Companies	$475	$420	$957	$723
Southern Power	30	31	45	59
Total	505	451	1,002	782
Parent Company and Other	5	27	3	(178)
Net Income–As Reported	$510	$478	$1,005	$604

Basic Earnings Per Share -	$0.62	$0.61	$1.22	$0.77

Average Shares Outstanding (in millions)	828	791	825	785
End of Period Shares Outstanding (in millions)			831	796

	Three Months Ended June		Year-to-Date June
	2010	2009	2010	2009
Consolidated Earnings–Excluding Items
(See Notes)
Net Income–As Reported	$510	$478	$1,005	$604
MC Asset Recovery Litigation Settlement	-	-	-	202
Net Income–Excluding Items	$510	$478	$1,005	$806

Basic Earnings Per Share–Excluding Items	$0.62	$0.61	$1.22	$1.03

Notes
- For the three months and six months ended June 30, 2010 and 2009, diluted earnings per share are not more than 1 cent per share and are not material.

-  The charge related to Southern Company's MC Asset Recovery litigation settlement significantly impacted the presentation of earnings and earnings per share for the six months ended June 30, 2009, and significant charges related to the Mirant spin-off are not expected to occur in the future.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.